As filed with the Securities and Exchange Commission on December 15, 2025

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CRANE HARBOR ACQUISITION CORP. II
(Exact name of registrant as specified in its charter)

Cayman Islands	6770	98-1868608
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

1845 Walnut Street, Suite 1111
Philadelphia, PA 19103
(646) 470-1493
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

William Fradin
Chief Executive Officer
1845 Walnut Street, Suite 1111
Philadelphia, PA 19103
(646) 470-1493

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Mark E. Rosenstein, Esq. Derick Kauffman, Esq. Stevens & Lee, PC 620 Freedom Business Center, Suite 200 King of Prussia, PA 19406 Tel: (610) 205-6050 Fax: (610) 371-7970	Christian O. Nagler, P.C. Kirkland & Ellis LLP 601 Lexington Avenue New York, NY 10022 Tel: (212) 446-4660 Fax: (212) 446-4900

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ 333-291289

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging Growth company	☒

The Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This Registration Statement on Form S-1 is being filed with respect to the registration of 5,750,000 additional units of Crane Harbor Acquisition Corp. II, a Cayman Islands exempted company (the “Registrant”), pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and General Instruction V to Form S-1. Each unit consists of one Class A ordinary share and one right to purchase one-fifteenth (1/15) of a Class A ordinary share. This Registration Statement relates to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-291289) (the “Prior Registration Statement”), initially filed by the Registrant on November 5, 2025 and declared effective by the Securities and Exchange Commission on December 15, 2025. The required opinions of counsel and related consents and independent registered public accounting firm’s consent are attached hereto and filed herewith. Pursuant to Rule 462(b), the contents of the Prior Registration Statement, including the exhibits thereto, are incorporated by reference into this Registration Statement.

CERTIFICATION

The registrant hereby certifies to the Securities and Exchange Commission that (1) it has instructed its bank to pay the filing fee set forth on the cover page of this Registration Statement by a wire transfer of such amount to the Commission’s account at U.S. Bank as soon as practicable (but no later than the close of business as of December 16, 2025), (2) it will not revoke such instructions, (3) it has sufficient funds in the relevant account to cover the amount of such filing fee and (4) it will confirm receipt of such instructions by its bank during regular business hours no later than December 16, 2025.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits. All exhibits filed with or incorporated by reference in the Registration Statement on Form S-1 (SEC File No. 333-291289) are incorporated by reference into, and shall be deemed a part of, this Registration Statement, and the following additional exhibits are filed herewith, as part of this Registration Statement:

Exhibit No.	Description
5.1	Opinion of Maples and Calder, Cayman Islands legal counsel to the Registrant
5.2	Opinion of Stevens & Lee, P.C., legal counsel to the Registrant
23.1	Consent of WithumSmith+Brown, PC.
23.2	Consent of Maples and Calder (included in Exhibit 5.1)
23.3	Consent of Stevens & Lee, P.C. (included in Exhibit 5.2).
107	Filing Fee Table.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania on this 15th day of December, 2025.

CRANE HARBOR ACQUISITION CORP. II

By:	/s/ William Fradin
Name:	William Fradin
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Name	Position	Date

/s/ William Fradin	Chief Executive Officer and Director	December 15, 2025
William Fradin	(Principal Executive Officer)

/s/ Thomas C. Elliott	Chief Financial Officer	December 15, 2025
Thomas C. Elliott	(Principal Financial Officer and Principal Accounting Officer)

/s/ Jonathan Z. Cohen	Executive Chairman	December 15, 2025
Jonathan Z. Cohen

/s/ Edward E. Cohen	Vice Chairman	December 15, 2025
Edward E. Cohen

/s/ Stephen Howard	Director	December 15, 2025
Stephen Howard

/s/ Koryn Estrada	Director	December 15, 2025
Koryn Estrada

/s/ Robert W. Karlovich III	Director	December 15, 2025
Robert W. Karlovich III

/s/ Adam Guren	Director	December 15, 2025
Adam Guren

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Authorized Representative in the United States:

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this registration statement, solely in its capacity as the duly authorized representative of Crane Harbor Acquisition Corp. II, in Philadelphia, Pennsylvania, on the 15th day of December, 2025.

/s/ William Fradin
Name:	William Fradin
Title:	Chief Executive Officer

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